Exhibit 10.2

PURCHASE AND SALE AGREEMENT
(12 Colton Road, East Lyme, CT)

This PURCHASE AND SALE AGREEMENT (the “Agreement”) by and among 12 COLTON ROAD, LLC, a Connecticut limited liability company (the “Seller”), and HG ALT LLC, a Connecticut limited liability company (“Purchaser”) is effective as of August 18, 2021(the “Effective Date”). Seller and Purchaser are sometimes hereinafter collectively referred to as the “Parties” and each, a “Party”. All capitalized terms used herein, but not immediately thereafter defined, shall have the meanings respectively ascribed to them elsewhere in this Agreement.

In consideration of the mutual covenants and provisions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

ARTICLE I.
DESCRIPTION OF PROPERTY

1.1Purchase and Sale.

Seller hereby agrees to sell, assign, and convey to Purchaser, and Purchaser agrees to purchase from Seller, in accordance with the terms and subject to the conditions contained herein (the “Transaction”):

(a)That certain parcel of real property situated in East Lyme, New London County, Connecticut, having a property address of 12 Colton Road, East Lyme, Connecticut 06333 more particularly described on Exhibit “A” attached hereto and incorporated by reference herein (the “Land”), together with all buildings, structures, parking areas, sidewalks, landscaping and improvements owned by Seller and now located on the Land including, without limitation, that certain 20,135 sq. ft. industrial (manufacturing) building currently situated thereon (collectively, “Improvements”) and all appurtenances, tenements and hereditaments pertaining thereto, and all rights, title and interest of Seller in and to any riparian rights, easements, licenses, privileges, adjacent streets, roads, alleys, strips, gores or rights of ways pertaining to the Land (collectively, the “Appurtenances”); and

(b)All fixtures, fittings, equipment, machinery, signage and other types and items of real and/or personal property located thereon and permanently affixed or attached to or incorporated into the Land and Improvements such that an interest in them arises under applicable real estate law and the same are deemed to be fixtures and accessions to the Land and Improvements and a part thereof, (the “Fixtures”;  the Land, Improvements, Appurtenances and Fixtures are hereinafter collectively referred to as the “Premises”); and

(c)All of Seller’s right, title and interest in the following intangible personal property related to the Premises: all assignable permits, licenses, approvals, certificates of occupancy, utility rights, developmental rights, warranties, guaranties, the plans and specifications and all other architectural and engineering drawings for the Improvements, all surveys, engineering reports and other technical information relating to the Land (collectively, the “Intangibles”).

The Premises and Intangibles are hereinafter sometimes collectively referred to as the “Property”.

1.2Simultaneous Signing and Closing; Closing Contingency.  The Parties intend that the Transaction shall close simultaneously with the signing of this Agreement. This Agreement and the Transaction Documents to be provided hereunder, shall be deemed effective and delivered as of the Closing Date (defined in Article V hereof).  Notwithstanding the foregoing, Seller and Purchaser each acknowledge that Purchaser, and/or an affiliate of Purchaser, intends to acquire all or substantially all of the assets of the business operations currently conducted on or from the Premises (the “Business Assets”) by American Laboratory Trading, Inc. (“ALT”) pursuant to an Asset Purchase Agreement of even date herewith (the “Asset Purchase Agreement”) by and among Purchaser and/or its affiliate, ALT, and certain individual affiliates of ALT.  Accordingly, Seller acknowledges and agrees that Purchaser’s obligation to close its purchase of the Property under this Agreement, and Purchaser acknowledges and agrees that Seller’s obligation to close its sale of the Property under this Agreement, is contingent upon the transactions provided for in the Asset Purchase Agreement closing simultaneously with the Closing of the Transaction provided for in this Agreement. If Purchaser and/or its affiliate is not able to close its acquisition of the Business Assets pursuant to the Asset Purchase Agreement simultaneously with the Closing of Purchaser’s acquisition of the Property on the Closing Date, then Purchaser or Seller may, and shall have the right to, terminate this Agreement by giving written notice to the other party on or before the Closing Date, in which event this Agreement shall terminate, and neither Purchaser nor Seller shall have any further obligation to close the purchase and sale of the Property hereunder.

ARTICLE II.
PURCHASE PRICE

2.1Purchase Price.

The total purchase price for the Property which Purchaser agrees to pay to Seller shall be One Million Three Hundred Thousand and NO/100 Dollars ($1,300,000.00) (the “Purchase Price”).

2.2Payment of Purchase Price.

Purchaser shall pay to Seller at Closing the Purchase Price, subject to pro-rations, adjustments and credits as set forth in this Agreement, by (a) wire transfer of immediately available funds (U.S. Dollars) or (b) such other method as is approved by Seller.  In the event payment is made by wire transfer, sums shall be deemed paid by Purchaser when receipt of the wire transfer is acknowledged by a financial institution designated by Seller as the recipient.

ARTICLE III.
REPRESENTATIONS OR WARRANTIES BY SELLER

3.1Seller’s Representations and Warranties.  Seller hereby represents, warrants, and covenants to Purchaser that the following are complete and accurate as of the Effective Date, and such representations and warranties shall be deemed to be remade, complete, and accurate as of the Closing Date:

(a)Seller is duly organized, validly existing and in good standing under the laws of the State of Connecticut. Seller is qualified to transact business in the State of Connecticut.

(b)Seller has all requisite power and authority to (i) sell the Property to Purchaser, (ii) execute and deliver such instruments, documents and agreements as may be necessary or appropriate to effect the Transaction, and (iii) perform and observe the terms and conditions of this Agreement and each of the foregoing instruments, documents and agreements.

(c)The execution, delivery and performance by Seller of this Agreement has been authorized by all necessary company proceedings and does not and will not (i) contravene any of the formation articles, operating agreement, or other organizational documents of Seller, or any amendments thereof, or (ii) conflict with or result in the breach of any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority binding upon Seller, or result in the breach of any term or provision of, or constitute a default, or result in the acceleration of any obligation under any loan agreement, indenture, financing agreement or any other agreement or instrument of any kind to which Seller is a party or to which Seller or the Property is subject.  Upon execution and delivery of the Agreement by Seller, this Agreement is and will be a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

(d)There are no judgments outstanding against Seller, or petitions, suits, claims, or causes of actions pending or, to Seller’s knowledge, threatened against Seller before any court or other governmental, administrative, regulatory, adjudicatory, or arbitrational body of any kind, which affects the Property or Seller’s ability to perform the obligations of this Agreement.

(e)Seller is not a “foreign person” or “disregarded entity” within the meaning of the Internal Revenue Code of 1986, and in the accompanying resolutions, as amended.

(f)Seller is not an entity with whom Purchaser is prohibited from engaging in this Transaction due to any United States government embargos, sanctions, or terrorism or money laundering laws, including, without limitation, due to Seller or any party that has ownership in or control over Seller being (1) subject to United States government embargos or sanctions, (2) in violation of terrorism or money laundering laws, or (3) listed on a published United States government list (e.g., Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control or other lists of similar import).

(g)No bankruptcy, insolvency, rearrangement or similar action involving Seller, whether voluntary or involuntary, is pending or, to Seller’s knowledge, threatened, and Seller has never: (i) filed a voluntary petition in bankruptcy; (ii) been adjudicated as bankrupt or insolvent or filed a petition or action seeking any reorganization, arrangement, recapitalization, readjustment, liquidation, dissolution or similar relief under any Federal bankruptcy act or any other laws;  (iii) sought or acquiesced in the appointment or any trustee, receiver or liquidator of all or any substantial part of its properties or assets, including, without limitation, the Property or any portion thereof, or (iv) made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts generally as the same become due.

(h)No authorizations, consents or approvals of or filings with any governmental authority or any other person is required with respect to Seller for the execution and delivery of this Agreement and the performance of its obligations hereunder, or, if required, Seller has obtained, or will have obtained prior to the Closing, all such consents and delivered copies thereof to Purchaser.

(i)No broker, financial advisor, finder or investment banker or other Person is entitled to any broker’s, financial advisor’s, finder’s or other fee or commission, or any other payment or other amount, in connection with the Transaction based upon arrangements made by or on behalf of the Seller.

(j)Seller has fully paid all real estate taxes and assessments payable in respect to the Premises when and as due and there are no liens for unpaid taxes or assessments against the Premises.

(k)Except for that certain Commercial Lease for the Premises dated December 30, 2008 by and between Seller, as Lessor, and ALT, as Lessee, as Amended by First Amendment to Lease dated December 21, 2020 (collectively, the “Lease”), which will be terminated as of the Closing Date, there are no leases or other occupancy agreements affecting the Premises. There are no contracts to purchase, purchase options, rights of first refusal, rights of first offer or similar rights to purchase the Property or any portion thereof. The Property will be delivered free of any tenants in possession.

(l)Seller has not received any written notice(s) that the Premises, or the Improvements situated thereon, are in violation of any zoning or land use laws, ordinances and regulations applicable thereto or to the ownership thereof.

(m)To Seller’s knowledge, there are no condemnation, eminent domain, zoning or other land-use regulation proceedings, either instituted or planned to be instituted, which would affect either the use and operation of the Premises for its present use or the value of the Premises, nor has Seller received notice of any special assessment proceedings affecting the Premises.

(n)To Seller’s knowledge, no portion of the Premises has been used as a cemetery or other burial site for the remains of any deceased persons.

(o)Seller has not received any written notice notice(s) from any insurance company which has issued an insurance policy covering the Improvements, or by any board of fire underwriters or other body exercising similar functions, of any defects or inadequacies in the Improvements requiring any repairs, alterations or additions which remain pending or unresolved.

(p)To Seller’s knowledge, electrical, plumbing, HVAC, and other mechanical or utility systems serving the Improvements are in working order and condition, are sufficient to serve the business currently conducted on the Premises.

(q)Seller has not installed any underground storage tanks on the Premises, and to Seller’s knowledge, no underground storage tanks of any kind or nature are located on the Premises.

As used above, the phrase “to Seller’s knowledge” or words or phrases of a similar nature (including the phrases “actual”, “actual notice,” or “not aware” or words or phrases of a similar nature) will be construed to mean that the representation or warranty is made on the basis of the actual knowledge of Dante LaTerra without investigation.

3.2“As Is” Sale.

Except for the representations in Section 3.1 or in the Transaction Documents (defined in Section 5.4) to be executed in connection herewith, Purchaser acknowledges and agrees that, to the maximum extent permitted by state, local and federal law, the sale of the Property as provided for herein is made on an “AS IS” condition and basis with all faults, in reliance on Purchaser’s own investigation, inspection and analysis of the Property, and no other representations or warranties, express or implied,  have been made or are made by Seller or on behalf of Seller as to (i) the condition or state of repair of the Property; (ii) the compliance or non-compliance of the Property with any applicable laws, regulations or ordinances (including, without limitation, any applicable zoning, building or development codes); (iii) the value of the Property; (iv) any other fact or condition which has or might affect the Property or the condition, state of repair, compliance, or value of the Property or any portion thereof; or (v) as to the environmental condition of the Property.  For clarity, this Agreement does not amend, modify or limit any provision of the Asset Purchase Agreement, or limit or otherwise reduce or restrict any representation or warranty made or remedy provided in the Asset Purchase Agreement.

3.3Survival.

All of the representations and warranties of Section 3.1 shall be deemed remade on the Closing Date and shall survive Closing for a period of twelve (12) months after the Closing Date.

ARTICLE IV.
REPRESENTATIONS, WARRANTIES AND COVENANTS BY PURCHASER

4.1Purchaser’s Representations and Warranties.

(a)Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Connecticut, has duly authorized the execution and performance of this Agreement, and such execution, delivery and performance does not and will not contravene any material provisions of law, trust agreement, partnership agreement, operating agreement, any other organizational papers or any amendments thereof or any written agreement or contract to which Purchaser is a party.  Upon execution and delivery of this Agreement by Purchaser, this Agreement will be a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

(b)Purchaser is not an entity with whom Seller is prohibited from engaging in this Transaction due to any United States government embargos, sanctions, or terrorism or money laundering laws, including, without limitation, due to Purchaser or any party that has ownership in or control over Purchaser being (1) subject to United States government embargos or sanctions, (2) in violation of terrorism or money laundering laws, or (3) listed on a published United States government list (e.g., Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control or other lists of similar import).

(c)No broker, financial advisor, finder or investment banker or other person is entitled to any broker’s, financial advisor’s, finder’s or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of Purchaser.

4.2Survival.

All of the representations and warranties of Section 4.1 shall be deemed repeated on the Closing Date and shall survive Closing for a period of twelve (12) months after the Closing Date.

ARTICLE V.
TITLE and CLOSING

5.1Closing.  The closing (the “Closing”) shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be in escrow through the office of Pullman & Comley LLC, 253 Post Road West, P.O. Box 3179, Westport, CT 06880-8180 (the “Escrow Agent”), as agent of Fidelity National Title Insurance Company (the “Title Company”) located at 2 Corporate Drive, Suite 144, Shelton, CT 06484, on the Effective Date (the “Closing Date”).

5.2Transfer of Title. At the Closing, Seller shall convey to Purchaser good and marketable fee simple title to the Premises by a limited warranty deed with respect to the Property in the form attached hereto as Exhibit C (the “Deed”), free and clear of all liens and encumbrances and subject only to the matters set forth on Exhibit B attached hereto (the “Permitted Exceptions”).

5.3Evidence of Title. At the Closing, the Title Company shall issue its standard pro forma Owner’s American Land Title Association Policy of Title Insurance in the amount of the Purchase Price, in form reasonably satisfactory to Purchaser, and with such endorsements as may be reasonably required by Purchaser, insuring good and marketable fee simple title to the Premises vested in Purchaser, free and clear of all liens and encumbrances and subject only to the Permitted Exceptions ( the “Pro Forma Policy”).

5.4Seller’s Obligations at Closing.

At Closing, Seller shall deliver to Escrow Agent the following. The documents referred to in subsections (a) through (i) of this Section 5.4 shall collectively be known as the “Transaction Documents”:

(a)the Deed executed by Seller conveying good and marketable fee simple title to the Premises to Purchaser subject only to the Permitted Exceptions;

(b)an Assignment and Bill of Sale assigning and conveying the Intangible Property to Purchaser in the form attached hereto as Exhibit “D” (the “Bill of Sale”);

(c)a standard Owner’s Affidavit sufficient to permit the Title Company to remove the standard exceptions from the Pro Forma Policy (other than those requiring a current as-built land survey to do so), including the so-called “gap” exception and exception for mechanics liens;

(d)a Non-Foreign Affidavit stating that Seller is not a foreign entity or person for purposes of the Internal Revenue Code;

(e)documentation evidencing the termination of the Lease as of the Closing Date, which documentation shall be reasonably satisfactory to Purchaser and the Title Company;

(f)payoff letter(s) with respect to any Seller mortgages and/or security instruments affecting the Property;

(g)possession of the Premises;

(h)authority documents and appropriate resolutions of Seller approving the sale of the Property and authorizing the necessary parties to execute and deliver any and all closing documents to effectuate the Closing of the Transaction for and on behalf of the Seller; and

(i)such other documents or instruments as the Purchaser or Title Company may reasonably request in order to effectuate the Transaction.

5.5Purchaser’s Obligations at Closing.

At Closing, Purchaser shall deliver to Escrow Agent the following:

(a)the Purchase Price in accordance with the provisions of Article II;

(b)the Bill of Sale, executed by Purchaser;

(c)such authority documents and appropriate resolutions required by the Title Company to issue the Pro Forma Policy to Purchaser to insure the Premises at Closing; and

(d)such other documents or instruments as the Title Company may reasonably request in order to effectuate the Transaction.

5.6Mutual Deliveries at Closing.

Purchaser and Seller shall deliver or cause to be delivered the following at Closing:

(a)an executed Closing Statement prepared by the Escrow Agent and approved by the Parties reflecting adjustments made at Closing;

(b)an executed Connecticut Conveyance Tax Return; and

(c)such other instruments as are reasonably required by the Escrow Agent or otherwise required to close the escrow and consummate the purchase and sale of the Property in accordance with the terms hereof.  Purchaser and Seller hereby designate Escrow Agent as the

“Reporting Person” for the Transaction pursuant to Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder.

ARTICLE VI.
CLOSING COSTS: PRORATIONS

6.1Closing Costs; Prorations.

(a)Purchaser and Seller shall each pay their own attorneys’ fees and shall each pay one-half of any escrow fees and Closing costs charged by Escrow Agent in connection with this Transaction.  At Closing, Seller shall pay (i) all costs (including recording costs of any releases) associated with satisfying any requirements set forth on the title commitment issued by the Title Company (the “Title Commitment”) and (ii) all State and local conveyance taxes which become payable by reason of the transfer of the Property.  At Closing, Purchaser shall pay (i) all costs associated with financing the Purchase Price, (ii) the cost of the title search and Title Commitment, (iii) the cost to obtain the Proforma Policy and any endorsements required by Purchaser and (iv) the recording costs for the Deed.

(b)All income and expenses of the Property (other than rent, as the Lease will be terminated as of the Closing Date) shall be apportioned as of 12:01 a.m., on the day of the Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs.  Such prorated items shall include without limitation the following:

(i)taxes and assessments (including any personal property taxes) levied against the Property (to be adjusted according to local custom);

(ii)utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (dated not more than fifteen (15) days prior to Closing) or, if unmetered, on the basis of a current bill for each such utility.  Seller will use reasonable efforts to cause a final meter reading to take place as of the date of Closing; and

(iii)any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller of comparable properties in New London County, Connecticut.

(c)All other costs and expenses of the Transaction not allocated above shall be divided between the Parties in accordance with the custom of the jurisdiction where the Property is located; provided, however, if no such custom exists, Seller and Purchaser shall each pay one-half (1/2) of such fees and costs related to the purchase and sale of the Property.

6.2Post-Closing Adjustment.

If final prorations for those items addressed herein cannot be made on the Closing Date, then Purchaser and Seller agree to allocate such items on an accrual basis as soon as invoices or bills are available, but with such final adjustment(s) to be made no later than thirty (30) days (or such longer time as may be required for final adjustment for real estate taxes) after the Closing Date.  Payments in connection with such final adjustments shall be due within fifteen (15) days after mutual agreement of the amount(s) due.  Each party shall have reasonable access to, and the right to inspect and audit, the other party’s supporting documentation to confirm the final prorations, provided at least three (3) Business Days’ advance notice is given by the auditing party to the audited party within thirty (30) days after Closing the Parties shall conduct a post-closing reconciliation of those items required to be prorated via electronic mail.

6.3Survival.  All of the provisions of this Article VI shall survive Closing and the execution and delivery of the Deed.

ARTICLE VII.
INDEMNIFICATION

7.1Indemnification.

(a)Each of Seller and Purchaser (as applicable, the “Indemnifying Party”) shall indemnify, defend and hold harmless (i) the other party (as applicable, the “Indemnified Party”), (ii) any director, member, manager, officer, shareholder, general partner, limited partner, employee or agent of the Indemnified Party (or any legal representative, heir, estate, successor or assign of any thereof), (iii) any successor partnership, corporation, limited liability company (or other entity) of the Indemnified Party, or any of its general partners, members or shareholders and (iv) any other affiliates of the Indemnified Party from and against any and all liabilities, losses, damages, costs, expenses (including without limitation reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature howsoever caused should any representation or warranty made by the Indemnifying Party set forth herein prove to have been untrue or inaccurate when made or arising from any breach by the Indemnifying Party of any representation or warranty set forth herein or from any breach of this Agreement by the Indemnifying Party.

(b)Notwithstanding any provision to the contrary contained in this Agreement or any documents executed in connection herewith, the maximum aggregate liability of either party hereto, and the maximum aggregate amount which may be awarded to and collected by either Party under Section 7.1(a) for the inaccuracy, untruth or breach of any representation or warranty of such Party in this Agreement for which a claim is timely made as determined under this Agreement shall not exceed $100,000.00. Notwithstanding anything herein to the contrary, the Parties acknowledge and agree that the limitations set forth in this Section 7.1(b) shall in no way limit, qualify, modify or otherwise affect the terms of the Asset Purchase Agreement or the rights and obligations of the parties to the Asset Purchase Agreement, which in all cases shall be enforceable in accordance with the terms of the Asset Purchase Agreement.

(c)The foregoing indemnity obligations shall survive the Closing for a period of twelve (12) months following the Closing Date.

ARTICLE VIII.
MISCELLANEOUS

8.1Entire Agreement.

This Agreement and the Exhibits attached hereto embody the entire agreement between the Parties relative to the subject matter hereof, and there are no oral or written agreements between the Parties, nor any representations made by either Party relative to such subject matter, which are not expressly set forth herein.

8.2Amendment.

This Agreement may be amended only by a written instrument executed by the Party or Parties to be bound thereby.

8.3Headings.

The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.

8.4Time of the Essence.

Time is of the essence with respect to this Agreement.  However, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the or the State of Connecticut, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

8.5Governing Law; Jurisdiction and Venue.

This Agreement shall be construed in accordance with and governed by the laws of the State of Connecticut, without reference to principles of conflict of laws. Seller hereby irrevocably submits to the jurisdiction of any federal or state court located in Hartford or New London County, Connecticut in any action or proceeding arising out of or relating to this Agreement, and Seller hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court.  Seller hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  Purchaser and Seller agree that the provisions of this Section 8.5 shall survive the Closing.

8.6Invalid Provision.

If any provision of this Agreement is determined by a court of competent jurisdiction  to be illegal, invalid or unenforceable, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement.

8.7Attorneys’ Fees.

In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages as herein provided, reasonable attorneys’, paralegals’, or expert witnesses’ fees and costs incurred in such suit at trial or on appeal or in connection with any bankruptcy or similar proceedings.

8.8Multiple Counterparts and Facsimile and E-mail Transmission.

This Agreement may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which shall constitute collectively one (1) agreement, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.  The Parties contemplate that they may be executing counterparts of this Agreement transmitted by facsimile or electronic transmission and agree and intend that a signature by facsimile or electronic transmission shall bind the party so signing with the same effect as though the signature were an original signature.

8.9Non-Merger.

In addition to the specific language of non-merger found in certain sections of this Agreement, any provision hereof which by its terms would be performed after Closing shall survive the Closing and shall not merge in the Closing or in the Deed, except as specifically provided to the contrary herein.

8.10Waiver of Jury Trial.

TO THE EXTENT ALLOWED BY CONNECTICUT LAW, EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON THIS AGREEMENT OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER AGREEMENT CONTEMPLATED AND EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF DEALING, COURSE OF CONDUCT, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO.

8.11Confidentiality.

Neither Purchaser, Seller, nor their respective agents shall issue any press releases nor make any public statement, public announcement, or public disclosures of any kind concerning the subject matter hereof, the structure of the Transaction or the status of negotiations conducted hereunder except as may be jointly agreed to by Seller and Purchaser or as either of them may consider necessary in order to satisfy the requirements of applicable law.

8.12Notices.  Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by a commercial overnight courier that guarantees next day delivery and provides a receipt or (c) by email, and such notices shall be addressed as follows:

To Purchaser:

Heritage Global Inc.

12625 High Bluff Drive

Suite #305

San Diego, CA 92130

Attn: General Counsel

With a copy to (which shall not constitute notice):

Pullman & Comley, LLC

90 State House Square

Hartford, CT 06103-3702

Email: goconnor@pullcom.com

Attn: Gary B. O’Connor, Esq.

and

Bass Berry & Sims, PLC

150 Third Avenue South, Suite 2800

Nashville, TN  37201

Attn: Curtis Capeling

To Seller:

12 Colton Road, LLC

c/o Dante LaTerra

7697 Santa Cruz Court

Naples, FL 34109

Email: dante@alt-inc.com

With a copy to (which shall not constitute notice):

Robinson & Cole LLP

280 Trumbull Street

Hartford, CT 06103

Email: mguanci@rc.com

Attn: Matthew J. Guanci Jr., Esq.

or to such other address as either Party may from time to time specify in writing to the other Party.  Any notice shall be deemed delivered when actually delivered, if such delivery is in person, upon deposit with the overnight courier service, if such delivery is by an overnight courier service, and upon transmission, if such delivery is by email.

8.13Assignment; Successors and Assigns. Seller shall not be permitted to assign this Agreement or its rights or obligations hereunder without the prior written consent of Purchaser, as determined in Purchaser’s sole discretion.  Purchaser’s rights and obligations hereunder shall not be assignable without the prior written consent of Seller, in its sole discretion.  Notwithstanding the foregoing, Purchaser shall have the right to assign its rights and obligations hereunder to any of its affiliates or a subsidiary of Purchaser; provided that such assignment shall not relieve Purchaser of its obligations under this Agreement.  Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon the Parties and their respective successors and permitted assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement as of the Effective Date.

SELLER:

12 COLTON ROAD, LLC, a Connecticut limited liability company
Date Executed: August 18, 2021	By: /s/ Dante LaTerra Name: Dante LaTerra Its: Member

PURCHASER:

HG ALT LLC, a Connecticut limited liability company

Date Executed: August 18, 2021	By: Heritage Global LLC, its sole member By: /s/ James Sklar Name: James Sklar Its: Executive Vice President, General Counsel and Secretary